                                                                    EXHIBIT 10.2


                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                  INTERMEDIATE INCENTIVE AND PERFORMANCE-BASED
                        RESTRICTED STOCK AWARD AGREEMENT


         THIS AGREEMENT (the "Agreement") is made, effective as of February 7, 2000 (hereinafter the "date of grant"), between Ultramar Diamond Shamrock Corporation (the "Company") and ____________ (the "Participant").



                                 R E C I T A L S

         WHEREAS, the Company maintains the Ultramar Diamond Shamrock Corporation Intermediate Incentive and Performance-Based Restricted Stock Plan (the "Plan"), which is incorporated into and forms a part of this Agreement; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company and the stockholders to grant the Intermediate Incentive Award, Performance-Based Restricted Stock Award and Excess Performance-Based Stock Award provided for herein to the Participant pursuant to the Plan, the LTIP (as to the Performance-Based Restricted Stock Award) and the terms set forth herein.

         NOW, THEREFORE, IT IS AGREED, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Disability" shall mean the Participant's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six consecutive months or for 180 days in any 210 consecutive day period.

     "Retirement" shall mean a Participant's (i) early retirement (retirement from active employment with the Company or a subsidiary in accordance with the early retirement provisions of a pension plan maintained by the Company or such subsidiary); or (ii) normal retirement (retirement from active employment with the Company or a subsidiary in accordance with the normal retirement provisions of a pension plan maintained by the Company or such subsidiary).



     Section 2. Terms of Intermediate Incentive Award.

         (a) Performance Period. The Performance Period is the period beginning on January 1, 2000 and ending on December 31, 2002.

         (b) ITI Target Payout. The ITI Target Payout for the Performance Period is $_____________.

          (c) Maximum Amount of Intermediate Incentive Award. The maximum amount of the Intermediate Incentive Award for the Performance Period is 200% of the ITI Target Payout, as further described herein.

          (d) Intermediate Award Performance Criteria. The level of Intermediate Award Performance Criteria used to determine the portion of the ITI Target Payout earned by the Participant is set forth on Schedule A attached hereto and made part of this Agreement.

          (e) Intermediate Incentive Award.

                  (i) Except as otherwise provided herein, if the Total Company Performance Percentage (determined in accordance with the Year 2 Matrix on Schedule A) for the second year in the Performance Period (i.e.,
         2001) is zero percent (0%), the Participant shall receive an Intermediate Incentive Award for the Performance Period equal to the product of (A) ITI Target Payout, multiplied by (B) the Total Company Performance Percentage (determined in accordance with the Year 3 Matrix on Schedule A); provided, that, in no event shall the maximum Intermediate Incentive Award payable to the Participant for the Performance Period exceed two hundred percent (200%) of the ITI Target Payout. Such payment shall be made in cash as soon as practicable following the end of the third year in the Performance Period (i.e, 2002) and the Committee's determination of the applicable Total Company Performance Percentage.

                  (ii) Except as otherwise provided herein, if the Total Company Performance Percentage (determined in accordance with the Year 2 Matrix on Schedule A) for the second Year in the Performance Period (i.e.,
         2001) is greater than zero percent (0%), the Participant shall receive an Intermediate Incentive Award in respect of the second Year in the Performance Period equal to fifty percent (50%) of the product of (A) the ITI Target Payout, multiplied by (B) the Total Company Performance Percentage (determined in accordance with the Year 2 Matrix on Schedule
         A); and the Participant shall receive an Intermediate Incentive Award for the third Year in the Performance Period equal to the product of
         (C) the ITI Target Payout, multiplied by (D) the Total Company Performance Percentage (determined in accordance with the Year 3 Matrix on Schedule A), minus the amount of the Intermediate Incentive Award earned for the second Year in the Performance Period, but in no event shall the Intermediate Incentive Award for the third Year in the Performance Period be less than $0. The payment referenced in the first clause of the preceding sentence shall be made in cash as soon as practicable following the end of the second year in the Performance Period (i.e, 2001) and the Committee's determination of the applicable Total Company Performance Percentage, and the payment referenced in the second clause of the preceding sentence shall be made in cash as soon as practicable following the end of the third year in the Performance Period (i.e, 2002) and the

         Committee's determination of the applicable Total Company Performance Percentage.

          (f) Termination of Employment. If the Participant's employment with the Company or any of its Affiliates terminates after the first quarter of the second year of the Performance Period on account of the Participant's Retirement, Disability or death, the Participant (or his estate or Designated Beneficiary, if applicable) shall be entitled to a pro-rata portion of the remaining Intermediate Incentive Award earned in accordance with Section 2(e) of this Agreement, determined at the end of the Performance Period, and based on the ratio of the number of whole calendar months the Participant was employed during the Performance Period and the total number of calendar months in the Performance Period through the end of the year in which the Participant's employment with the Company terminated. If the Participant's employment with the Company or any of its Affiliates terminates under any other circumstances, any unpaid Intermediate Incentive Award will be forfeited on the date of such termination of employment; provided, however, the Committee may, in its sole discretion, determine that the Participant will be entitled to receive a pro-rata or other portion of the Intermediate Incentive Award.

          (g) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs during the Performance Period, the Performance Period will be deemed to end on the effective date of the Change in Control and the Participant shall be entitled to receive a lump sum cash payment determined in accordance with the second paragraph of
     Article V of the Plan.

     Section 3. Performance-Based Restricted Stock Award.

          (a) Performance Period. The Performance Period is the period beginning on January 1, 2000 and ending on December 31, 2002.

          (b) Target Restricted Stock Award. The Target Restricted Stock Award for the Performance Period is __________ Restricted Shares.

          (c) Restricted Stock Performance Criteria. The level of Restricted Stock Performance Criteria used to determine the Restricted Stock Vesting Percentage, and the Restricted Stock Vesting Percentage determined by the attainment of the Restricted Stock Performance Criteria, is set forth on Schedule B attached hereto and made part of this Agreement.

          (d) Performance-Based Restrictive Stock Award. The Participant is hereby granted a number of Restricted Shares equal to the Target Restricted Stock Award pursuant to and subject to the terms and conditions of the LTIP, this Agreement and the Plan. The purchase price to the Participant of such Restricted Shares is zero. Any Restricted Shares which have not become vested in accordance with such terms and conditions shall remain subject to the restrictions on transferability described in Section 3(j) of this Agreement, and the forfeiture conditions described in Section 3(f) and (g) of this Agreement.

          (e) Vesting of Restricted Shares. For each of the three calendar years in the Performance Period, the Participant shall become contingently vested in a number of Restricted Shares equal to the product of (i) the Restricted Stock Vesting Percentage for such year (determined by the TSR Percentage Point Spread for such year in accordance with the "Total Shareholder Return Incentive Scale" set forth on Schedule B), but not greater than 100%, multiplied by (ii) one-third (1/3) of the Target Restricted Stock Award. Other than as described in Section 3(f) below, such contingently vested Restricted Shares shall become actually vested as of the last day of the Performance Period, provided that the Participant remains actively employed with the Company and its Affiliates through the last day of the Performance Period.

     In addition, at the end of the Performance Period the Participant shall have the opportunity to become vested in those Restricted Shares which have not become vested in accordance with the preceding paragraph, by applying the following formula:

                                 A = (B x C) - D

     where:

         A = the number of additional Restricted Shares vesting at the end of the Performance Period in accordance with this paragraph, but not less than zero or greater than the number of unvested Restricted Shares at the end of the Performance Period.

         B = the Restricted Stock Vesting Percentage based on the TSR Percentage
             Point Spread for the entire Performance Period in accordance with the "Total Shareholder Return Incentive Scale" set forth on Schedule B (with no cap other than as set forth in Schedule B).

         C = the number of Restricted Shares in the Target Restricted Stock
             Award.

         D = the number of Restricted Shares which would have become vested during the Performance Period in accordance with the first paragraph of this Section 3(e) if the 100% cap had not applied to the Restricted Stock Vesting Percentage during the Performance Period. For example, if one-third of the Participant's Restricted Shares for 2001 was 200, and the Restricted Stock Vesting Percentage would have been 120% but for the 100% cap, the Participant will be deemed to have vested in 240 Restricted Shares for that year for purposes of this clause.

         (f) Termination of Employment. If the Participant's employment with the Company and its Affiliates terminates during the Performance Period on account of the Participant's Retirement, Disability or death, the Participant (or his estate or Designated Beneficiary, if applicable) shall actually vest in any Restricted Shares which are contingently vested in accordance with the first paragraph of
     Section 3(e) as soon as practicable following the end of the calendar year of such termination. In addition, if the Participant's employment is terminated on account of Retirement, Disability or death after the first quarter of a calendar year, the Participant (or his estate or Designated Beneficiary, if applicable) shall become vested in a pro-rata portion of the Restricted Shares which otherwise would become contingently vested in accordance with the first paragraph of Section 3(e) of this Agreement for such year, based on the ratio of the number of whole calendar months the Participant was employed during such year to the total number of months in such year (which is 12) (the "Termination Year Restricted Shares"). The Termination Year Restricted Shares shall either (i) vest in accordance with the first paragraph of Section 3(e) as soon as practicable following the end of the calendar year of such termination, or (ii) to the extent such vesting is not attained, forfeit and be returned to the Company as of the last day of the calendar year of such termination. Any Restricted Shares which are not (X) Termination Year Restricted Shares or (Y) contingently vested in the case of a termination on account of Retirement, Disability or death, shall forfeit and be returned to the Company on the date of the Participant's termination of employment; provided, however, the Committee may, in its sole discretion, determine that the Participant will become vested in a pro-rata or other portion of the Restricted Shares upon his termination of employment.

          (g) Forfeiture of Restricted Shares at the End of the Performance Period. If the Participant remains employed with the Company or an Affiliate through the Performance Period, all Restricted Shares which have not vested in accordance with Section 3(e) as of the last day of the Performance Period shall be forfeited and returned to the Company as of such day.

          (h) Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the stock transfer books of the Company on or as soon as practicable following the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares, following which such certificates shall be delivered to the Participant. Notwithstanding any provision of this Agreement to the contrary, cash, rather than certificates, shall be issued for fractional Shares.

          (i) Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Participant in accordance with Section 3(h) shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the LTIP or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (j) Transferability. The Restricted Shares may not, at any time prior to becoming vested hereunder, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a Designated Beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (k) Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

          (l) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs during the Performance Period, the Performance Period will be deemed to end on the effective date of the Change in Control and the Participant shall become vested in all unvested Restricted Shares immediately prior to the Change in Control.

          (m) Rights of a Stockholder. Except as otherwise provided in this Agreement, the Participant shall have, with respect to all Restricted Shares granted pursuant to this Agreement (whether or not vested), all of the rights of a stockholder of the Company, including the right to vote the Restricted Shares and to receive any cash dividends.

     Section 4. Excess Performance-Based Stock Award. In the event the Restricted Stock Vesting Percentage for any of the first, second or third calendar year in the Performance Period exceeds one hundred percent (100%), the Participant shall be entitled to receive an Excess Performance-Based Stock Award in the form of a lump sum payment in respect of such calendar year, payable in the form of either shares of Common Stock or cash equal to the fair market value (as determined by the Committee) at the time of payment of a number of shares of Common Stock, determined by multiplying one-third (1/3) of the Target Restricted Stock Award by the excess of (i) the actual Restricted Stock Vesting Percentage for the year, minus (ii) one hundred percent (100%). Such payment in respect of all calendar years in the Performance Period shall be made as soon as practicable after the end of the Performance Period. The terms and conditions of the payment of an Excess Performance-Based Stock Award, including the conditions under which it may be paid or forfeited upon termination of employment, shall be as close as is practicable to those pursuant to which the Performance-Based Restricted Stock Award becomes vested or forfeits in accordance with Section 3, as determined in good faith by the Committee.

     Section 5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     Section 6. Withholding. The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company upon the vesting of the Restricted Shares (or such later date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Shares of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding vested Restricted Shares or cash otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes.

     Section 7. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     Section 8. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO IT PRINCIPLES OF CONFLICTS OF LAW, OR SUCH PRINCIPLES OF ANY OTHER JURISDICTION WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     Section 9. Awards Subject to Plan, Etc. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Intermediate Incentive Award, the Performance-Based Restricted Stock Award and the Excess Performance-Based Stock Award are subject to the Plan, and the Performance-Based Restricted Stock Award is further subject to the LTIP. The terms and provisions of the Plan, and the LTIP to the extent applicable, as each may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the LTIP, the applicable terms and provisions of the Plan or the LTIP will govern and prevail.

     Section 10. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

          ULTRAMAR DIAMOND SHAMROCK CORPORATION


               By:
               Title:


                              [Name of Participant]